                                                                   EXHIBIT 2.1




                            STOCK PURCHASE AGREEMENT

         AGREEMENT made as of the 1st day of June, 1996, by and between Builders Warehouse Association, Inc., a Colorado corporation ("BWAI"), having an address at 2800 28th Street, Suite 100, Santa Monica, California 90405, and Osicom Technologies, Inc., a New Jersey corporation ("Osicom") having an address at 2800 28th Street, Suite 100, Santa Monica, California 90405.

         WHEREAS, BWAI is the owner of all of the issued and oustanding capital stock of Sciteq Electronics, Inc., a California corporation, Uni Precision, Ltd., a Hong Kong corporation, PDP Acquisition Corp., a California corporation, Relialogic Technology Corporation, a California corporation and RNET Inc., a Nevada corporation (each referred to individually as a "Subsidiary" and collectively as the "Subsidiaries") and some of the outstanding capital stock of XNET Technology, Inc., a California corporation ("XNET"); and

         WHEREAS, BWAI wishes to sell to Osicom and Osicom wishes to purchase from BWAI all of the capital stock of the Subsidiaries and the capital stock of XNET owned by BWAI;

         NOW, THEREFORE, in consideration of the mutual agreements recited herein, the parties agree as follows:

                                    ARTICLE I
                         ACQUISITION OF THE SUBSIDIARIES

         1.01. Purchase and Sale. Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties set forth herein, on the Closing Date, as defined herein, BWAI will sell, transfer and deliver to Osicom, and Osicom shall acquire from BWAI, all of the shares of capital stock of the Subsidiaries and the capital stock of XNET owned by BWAI (collectively, the "Shares"), free and clear of all liens, pledges, encumbrances, charges and claims thereon. Certificates evidencing the Shares shall be either duly endorsed in blank or accompanied by appropriate stock powers endorsed in blank. Such certificates shall also be accompanied by evidence satisfactory to Osicom of BWAI's payment of any applicable transfer taxes.

         1.02. Purchase Price. In consideration of the sale, transfer, and delivery of the Shares by BWAI to Osicom, on the Closing Date, Osicom will pay to BWAI, the sum of (a) 0.94 times (b) the sum of (i) the number of shares of BWAI common stock outstanding on the Closing Date plus (ii) the number of warrants and options to acquire BWAI stock outstanding on the Closing Date minus
(c) the exercise price for all such warrants and options, by issuing and delivering to BWAI that number of shares of Osicom Common Stock ("Osicom Stock") having a market value equal to such purchase price.

         1.03. Stockholder Approval. The parties acknowledge


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that BWAI must solicit and obtain the approval of its stockholders to the transactions contemplated by this Agreement. Simultaneously herewith, stockholders of BWAI owning more than 50% of BWAI's outstanding common stock have delivered to Osicom irrevocable proxies to vote in favor of the transactions contemplated hereby. Upon (a) the completion of a meeting of BWAI's stockholders at which the transactions contemplated hereby are approved and (b) the effectiveness of the registration statement referred to in Section 1.04 of this Agreement, the Closing will occur. The effective date of the transactions contemplated hereby will be June 1, 1996.

         1.04. Registration Rights. Promptly following the date of this Agreement, Osicom shall prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement for the purpose of registering the Osicom Common Stock under the Securities Act of 1933 as amended (the "Act") for distribution by BWAI to its stockholders. Osicom will use its best efforts to cause such registration statement to become effective as soon as practicable. BWAI will supply to Osicom all relevant information concerning BWAI necessary to the preparation of such registration statement. The registration statement will be prepared and filed jointly with the aforesaid proxy statement.

         1.05. Assumption of Liabilities. In connection with the transactions contemplated hereby, Osicom agrees to assume, and indemnify BWAI against, those liabilities listed on Schedule 1.05 to this Agreement.

         1.06. Liquidating Trust. Upon liquidation of BWAI, a liquidating trust will be created and funded to enable BWAI to satisfy any unpaid liability at the time of liquidation.


                                   ARTICLE II
                             ADDITIONAL TRANSACTIONS

         2.01. Acquisition of Osicom Stock. BWAI represents and warrants that the Osicom Stock to be acquired pursuant to the terms of this Agreement is being acquired for its own account, with no intention of assigning any participation or interest therein, and without a view to the distribution of any portion thereof, except in accordance with the Act. BWAI will not sell, assign, transfer or encumber any of such shares unless (i) a registration statement under the Act with respect thereto is in effect and the prospectus included therein meets the requirements of Section 10 of the Act, or (ii) a no-action letter is obtained from the staff of the Commission in respect of such proposed sale, assignment, transfer or encumbering, or (iii) Osicom has received a written opinion of counsel reasonably satisfactory to Osicom that, after an investigation of the relevant facts, such counsel is of the opinion that such proposed sale, assignment, transfer or encumbering does not require registration under the Act.

         BWAI understands that the Osicom Stock is not being


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registered under the Act and must be held indefinitely unless it is subsequently registered thereunder or an exemption from such registration is available. BWAI understands that, except as otherwise provided in this Agreement, the Osicom Stock is not being registered under the Act in part on the grounds that the issuance thereof is exempt under Section 4(2) of the Act as a transaction by an issuer not involving any public offering; that Osicom's reliance on such exemption is predicated in part on the foregoing representation and warranty of BWAI and that in the view of the Commission, the statutory basis for the exemption claimed would not be present if, notwithstanding such representation and warranty, BWAI contemplates acquiring any of the Osicom Stock for sale upon the occurrence or non-occurrence of some predetermined event.

         2.03. Restrictive Legend. BWAI understands that Osicom will have an appropriate stop order placed on its records indicating the existence of the terms of this Agreement, and that the certificates representing the Osicom Stock shall bear the following legend:

          "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE SOLD, TRANSFERRED OR ENCUMBERED ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A NO-ACTION LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS UNNECESSARY."

         2.04. Receipt of Information. BWAI, by delivering the Shares at the Closing pursuant to Section 8.02 of this Agreement, shall be deemed without further action of any kind to have acknowledged receipt of all information required to be delivered to him with respect to the transactions contemplated by this Agreement pursuant to Regulation D promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended ("Regulation D").

         2.05. Accredited Investor Status. BWAI represents and warrants to Osicom that it is an accredited investor, as defined in Regulation D.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF OSICOM

         Osicom makes the following representations and warranties to BWAI. BWAI, in executing, delivering and consummating this Agreement, has relied and will rely upon the correctness and completeness of each of such representations and warranties:

         3.01. Valid Corporate Existence; Qualification. Osicom


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is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Osicom has the corporate power to carry on its business as now conducted and to own its assets. Osicom is duly qualified to conduct business and is in good standing as a foreign corporation in those jurisdictions set forth on Schedule 3.01, which are the only jurisdictions in which Osicom is required to qualify in order to own its assets or properties or to carry on its business as now conducted (except for such jurisdictions where the failure to so qualify would not have a material adverse effect on Osicom), and there has not been any claim by any other jurisdiction to the effect that Osicom is required to qualify or otherwise be authorized to do business as a foreign corporation therein (except for such jurisdictions where the failure to so qualify would not have a material adverse effect on Osicom). The copies of Osicom's Certificate of Incorporation (certified by the Secretary of State of
New Jersey) and By-Laws (certified by Osicom's secretary), as amended to date, which have been delivered to BWAI, are true and complete copies of those documents as now in effect. The minute books of Osicom contain accurate records of all material meetings of its Board of Directors, Executive Committee of the Board, if any, and shareholders since its incorporation, and accurately reflect all transactions authorized therein in all material respects.

         3.02. Capitalization. The authorized capital stock of Osicom consists of 20,000,000 shares of Common Stock, par value $.10 per share, of which 3,056,174 shares were issued and outstanding, as of April 30, 1996; and 2,000,000 shares of Preferred Stock, of which 2500 Series A and 5269 Series B shares were issued and outstanding, as of April 30, 1996. All of such shares of Common Stock and Preferred Stock are duly authorized and validly issued and outstanding, fully paid and nonassessable. Except as listed on Schedule 3.02, there are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which Osicom or any of the Shareholders is a party or by which it is bound, calling for the issuance, transfer, sale or other disposition of any class of securities of Osicom. Other than the Preferred Stock and those items disclosed on Schedule 3.02, there are no outstanding securities of the Corporation convertible or exchangeable, actually or contingently, into shares of Common Stock or any other securities of the Corporation.

         3.03. Subsidiaries. Except as listed on Schedule 3.03, there are no corporations, partnerships or other business entities controlled by Osicom. As used herein, "controlled by" means (i) the ownership of not less than 50% of the voting securities or other interests of a corporation, partnership or other business entity, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, partnership or other business entity, whether through the ownership of voting shares, by contract or otherwise. Osicom has not made any investments in, nor does it own, any of the capital stock of, or any other proprietary interest in, any other corporation, partnership or other business entity. All references herein to Osicom includes each entity listed on


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Schedule 3.03.

         3.04. Consents. All requisite consents of governmental and other regulatory agencies, foreign or domestic, and of other parties required to be received by or on the part of Osicom, to enable Osicom to enter into and carry out this Agreement in all material respects have been, or prior to the Closing will have been, obtained.

         3.05. Binding Nature of Agreement; Title to Shares. This Agreement constitutes Osicom's valid and binding obligation and is enforceable in accordance with its terms. The delivery of the Shares to BWAI at the Closing pursuant to the provisions of this Agreement will transfer valid title thereto, free and clear of all manner of liens, charges, encumbrances and claims.

         3.06. Financial Statements. The books of account of Osicom fairly reflect its income, expenses, assets and liabilities in all material respects. The audited financial statements of the Osicom for the two years ended January 31, 1996 and the unaudited financial statements for the three (3) months ended April 30, 1996 fairly present the financial position of Osicom as of the said dates and the results of its operations for such fiscal years and period and, except as set forth therein, were prepared in conformity with generally accepted accounting principles consistently applied throughout the periods covered thereby.

         3.07. Liabilities. Except as set forth on Schedule 3.07, as at April 30, 1996, (the "Balance Sheet Date"), Osicom had no material debts, liabilities or obligations, contingent or absolute, other than those debts, liabilities and obligations reflected or reserved against Osicom's Balance Sheet at the Balance Sheet Date (the "Balance Sheet") or arising after the Balance Sheet Date in the ordinary course of Osicom's business.

         3.08. Action Since Balance Sheet Date. Except as otherwise expressly provided or set forth in, or required by, this Agreement or as set forth in
Schedule 3.08, since the Balance Sheet Date, Osicom has not: (i) incurred any material obligation or liability, absolute or contingent, except those arising in the ordinary and usual course of its business; (iii) discharged or satisfied any lien or encumbrance, except in he ordinary and usual course of business, or paid or satisfied any liability, absolute or contingent, other than liabilities as of the Balance Sheet Date and current liabilities incurred since the Balance Sheet Date in the ordinary and usual course of business; (iii) made any wage or salary increases or granted any bonuses other than wage and salary increases and bonuses granted in accordance with its normal salary increase and bonus policies; (iv) mortgaged, pledged or subjected to any lien or other encumbrance any of its properties or assets, or permitted any of its property or assets to be subjected to any lien or other encumbrance, except in the ordinary and usual course of business; (v) sold, assigned or transferred any of its properties or assets, except in the ordinary and usual course of business;


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(vi) entered into any transaction except in the ordinary course of its business;
(vii) waived any rights of substantial value, or cancelled, modified or waived any indebtedness for borrowed money held by it, except in the ordinary and usual course of business; (viii) declared, paid or set aside any dividends or other distributions or payments on its capital stock, or redeemed or repurchased, or agreed to redeem or repurchase, any shares of its capital stock; (ix) made any loans or advances to any person, or assumed, guaranteed, endorsed or otherwise became responsible for the obligations of any person; or (x) incurred any indebtedness for borrowed money (except for endorsement, for collection or deposit of negotiable instruments received in the ordinary and usual course of business).

         3.09. Adverse Developments. Except as otherwise expressly provided or set forth in, or required by, this Agreement, since the Balance Sheet Date, to the best knowledge of Osicom, there have been no changes in the properties, operations or financial condition of the Corporation, and no event has occurred other than in the ordinary and usual course of business which could be reasonably expected to have a materially adverse effect upon the business of the Corporation.

         3.10. Taxes. Osicom delivered to BWAI true and complete copies of the Federal income tax returns on Form 1120 of the Corporation as filed with the Internal Revenue Service for each of the fiscal years ended January 31, 1996 and 1995, respectively. Except as set forth on Schedule 3.10, each of such returns was prepared in conformity with information contained in the books and records of Osicom and contains no untrue statement of a material fact or omits to state any fact required to make any such return correct and complete in all material respects. All taxes, including, without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes imposed by the United States, any state or any foreign country, or by any other taxing authority, which have or may have become due or payable by Osicom and all interest and penalties thereon, whether disputed or not, have been paid in full or adequately provided for by reserves shown in its books of account; all deposits required by law to be made by Osicom with respect to estimated income, franchise and employees' withholding taxes have been duly made; and all tax returns, including estimated tax returns, required to be filed have been duly filed. No extension of time for the assessment of deficiencies for any year is in effect. No deficiency is proposed or, to the knowledge of Osicom, after reasonable inquiry, threatened against Osicom. Schedule 3.10 sets forth a list of those states in which income, franchise or sales and use tax returns were filed by Osicom for the fiscal years ended January 31, 1996 and January 31, 1995, respectively.

         3.11. Ownership of Assets. Except as set forth in Schedule 3.11, Osicom owns outright, and has good and marketable title to all of its assets, properties and business (including all assets reflected in the Balance Sheet, except as the same may have


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been disposed of in the ordinary course of business since the Balance Sheet
Date), free and clear of all liens, mortgages, pledges, conditional sales agreements, restrictions on transfer or other encumbrances or charges (collectively, the "Encumbrances") except for Encumbrances arising by operation of law rather than by grant of Osicom (for example, tax liens and mechanics liens) in the ordinary course of Osicom's business for liabilities reflected in the Balance Sheet and not more than $100,000 in the aggregate. Schedule 3.11 sets forth a true and complete list and brief description of all patents, copyrights, trademarks, trade names and other similar intangible assets which are either owned by Osicom or in which it has an interest. Except as set forth on Schedule 3.11, no other person, firm or corporation has any proprietary or other interest in any such intangible assets. Such assets so owned or leased are, in the reasonable business judgment of Osicom, sufficient to permit Osicom to conduct its business as now conducted in all material respects. Except as set forth on Schedule 3.11, Osicom is not a party to or bound by any license or agreement requiring the payment to any person, firm or corporation of any royalty. Osicom, after reasonable inquiry, does not know, or have reasonable grounds to know of any violation by others of the trademark, trade name or patent rights of Osicom. Osicom is not infringing upon any patent, copyright, trade name or trademark or otherwise is violating the rights of any third party with respect thereto, and no proceedings have been instituted or, to the knowledge of Osicom, after reasonable inquiry, are threatened, and no claim has been received by Osicom alleging any such violation.

         3.12. Insurance. Schedule 3.12 sets forth a list and brief description of all policies of fire, liability and other forms of insurance held by Osicom as of the date hereof. Except as set forth in Schedule 3.12, such policies are valid, outstanding and enforceable policies, as to which premiums have been paid currently. Except as set forth on Schedule 3.12, Osicom, after reasonable inquiry, does not know of any state of facts, or of the occurrence of any event which might reasonably form the basis for any claim exceeding $100,000 against Osicom not fully covered by insurance for liability on account of any express or implied warranty or tortious omission of commission.

         3.13. Litigation, Compliance with Law. Except as set forth on Schedule 3.13, there are no actions, suits, proceedings or governmental investigations relating to Osicom or to any of its properties, assets or businesses pending or, to the knowledge of Osicom, after reasonable inquiry, threatened, or any order, injunction, award or decree outstanding against Osicom or against or relating to any of its properties, assets or businesses. Except as set forth in Schedule 3.13, to the best knowledge of Osicom, Osicom is not in violation or any law, regulation, ordinance, order, injunction, decree, award or other requirement of any governmental body, court or arbitrator relating to its properties, assets or business which violation could have a material adverse effect on the Osicom.


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         3.14. Real Property. Schedule 3.14 sets forth a brief description of all real property which is owned by, or leased to Osicom, including all material structures located hereon. Osicom owns outright the fee simple title in and to the real properties shown on Schedule 3.14 as being owned by it, free and clear of all claims, liens, mortgages, charges, or encumbrances of any nature whatsoever, except as otherwise described on Schedule 3.14. The real property leases described on Schedule 3.14 that relate to the leased properties described therein are now in full force and effect, and all material amounts payable thereunder have been paid. Except as set forth on Schedule 3.14, none of such leases could reasonably be expected to result in material liability for restoration of premises. All uses of such owned or leased property by Osicom conform, in all material respects, to all applicable building and zoning ordinances, laws, and regulations and, in the case of leased property, to all terms of the leases relating thereto.

         3.15. Interest in Assets. Except as set forth on Schedule 3.15, no Shareholder of Osicom nor any member of his family nor any affiliate of a Shareholder, owns any property or rights, tangible or intangible, including without limitation technology and intellectual property rights, used in or related, directly or indirectly, to the businesses of Osicom.

         3.16. Salary Information. Schedule 3.16 contains a list of the names and current salary rates of and bonus commitments to all present officers of Osicom, and the names and current annual salary rates of all other persons employed by Osicom whose annual salaries exceed $150,000.00.

3.17 No Breach. Neither the execution and delivery of this Agreement nor compliance by Osicom with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:

               (a) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of Osicom;

               (b) violate or, alone or with notice of the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a material default under, the terms of any agreement or other document or undertaking, oral or written to which Osicom is a party or by which any of them or any of their respective properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be, obtained or which will not have a material adverse effect on the Corporation);

               (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Osicom pursuant to the terms of any such agreement or instrument;

                  (d) violate any judgment, order, injunction, decree or award against, or binding upon, Osicom, or its properties or assets; or

                  (e) violate any law or regulation of any jurisdiction relating to either of Osicom or any of the Subsidiaries or any of its securities, assets or properties.

         3.18. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly with BWAI by Osicom without the intervention of any broker, finder, investment banker or other third party. Osicom has not engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on his or its behalf, directly or indirectly, as a broker or finder in connection with the transaction contemplated by this Agreement.

         3.19. Change of Name. Osicom has not conducted business under any name during the past three (3) years except those set forth on Schedule 3.19.

         3.20. Environmental. As used in this Agreement, the term "Hazardous Materials" shall mean any waste material which is regulated by any state or local governmental authority in the states in which Osicom conducts business, or the United States Government, including, but not limited to, any material or sub- stance which is (i) defined as "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste" under any provision of California law, (ii) petroleum, (iii) asbestos,
(iv) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. 1251 et seq. (33 U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. 1317), (v) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6901), or (vi) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601). Except as set forth on Schedule 3.27, the current operations of Osicom and its current and, to the best knowledge of Osicom , its past use comply and then complied in all material respects with all appli- cable laws and governmental regulations including all applicable federal, state and local laws, ordinances, and regulations pertained to air and water quality, Hazardous Materials, waste, disposal or other environmental matters, including the Clean Water Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Resource Conservation Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, and the statutes, rules, regulations and ordinances or the state, city and country in which Osicom's property is located.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BWAI

         BWAI makes the following representations and warranties to Osicom, and, in executing this Agreement, has relied and will rely on the correctness and completeness of such representations and warranties. Each reference to BWAI includes each Subsidiary, to the extent appropriate. However, BWAI makes no representations to Osicom concerning XNET.

         4.01. Valid Corporate Existence; Qualification. BWAI is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. BWAI has the corporate power to carry on its business as now conducted and to own its assets. BWAI is duly qualified to conduct business and is in good standing as a foreign corporation in those jurisdictions set forth on
Schedule 4.01, which are the only jurisdictions in which BWAI is required to qualify in order to own its assets or properties or to carry on its business as now conducted (except for such jurisdictions where the failure to so qualify would not have a material adverse effect on BWAI), and there has not been any claim by any other jurisdiction to the effect that BWAI is required to qualify or otherwise be authorized to do business as a foreign corporation therein (except for such jurisdictions where the failure to so qualify would not have a material adverse effect on Osicom). The copies of BWAI's Certificate of Incorporation (certified by the Secretary of State of Colorado) and By-Laws (certified by BWAI's secretary), as amended to date, which have been delivered to Osicom, are true and complete copies of those documents as now in effect. The minute books of BWAI contain accurate records of all material meetings of its Board of Directors, Executive Committee of the Board, if any, and shareholders since its incorporation, and accurately reflect all transactions authorized therein in all material respects.

         4.02. Capitalization. The authorized capital stock of BWAI consists of 25,000,000 shares of Common Stock, par value $.008 per Share, of which 2,946,940 shares were issued and outstanding, as of February 29, 1996; and 10,000,000 shares of Preferred Stock, of which 286 Series A and 8,605 Series B shares were issued and outstanding, as of February 29, 1996. All of such shares of Common Stock and Preferred Stock are duly authorized and validly issued and outstanding, fully paid and nonassessable. Except as listed on Schedule 4.02, there are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which BWAI is a party or by which it is bound, calling for the issuance, transfer, sale or other disposition of any class of securities of BWAI. Other than the Preferred Stock and those items disclosed on
Schedule 4.02, there are no outstanding securities of BWAI convertible or exchangeable, actually or contingently, into shares of Common Stock or any other securities of BWAI.

         4.03. Subsidiaries. Except as listed on Schedule 4.03, there are no corporations, partnerships or other business entities controlled by BWAI.

         4.04. Consents. All requisite consents of governmental and other regulatory agencies, foreign or domestic, and of other parties required to be received by or on the part of BWAI, to enable BWAI to enter into and carry out this Agreement in all material respects have been, or prior to the Closing will have been, obtained.

         4.05. Binding Nature of Agreement; Title to Shares. This Agreement constitutes BWAI's valid and binding obligation and is enforceable in accordance with its terms. BWAI is and at the Closing will be, the sole record and beneficial owners of the Shares, free and clear of all manner of liens, charges, encumbrances, and claims. The delivery of the Shares to Osicom at the Closing pursuant to the provisions of this Agreement will transfer valid title thereto, free and clear of all manner of liens, charges, encumbrances and claims.

         4.06. Financial Statements. The books of account of BWAI fairly reflect its income, expenses, assets and liabilities in all material respects. The audited financial statements of the BWAI for the year ended May 31, 1995 financial statements for the nine (9) months ended February 29, 1996 fairly present the financial position of BWAI as of the said dates and the results of its operations for such fiscal years and period and, except as set forth therein, were prepared in conformity with generally accepted accounting principles consistently applied throughout the periods covered thereby.

         4.07. Liabilities. Except as set forth on Schedule 4.07, as at February 29, 1996, (the "Balance Sheet Date"), BWAI had no material debts, liabilities or obligations, contingent or absolute, other than those debts, liabilities and obligations reflected or reserved against BWAI's Balance Sheet at the Balance Sheet Date (the "Balance Sheet") or arising after the Balance Sheet Date in the ordinary course of BWAI's business.

         4.08. Action Since Balance Sheet Date. Except as otherwise expressly provided or set forth in, or required by, this Agreement or as set forth in
Schedule 4.08, since the Balance Sheet Date, BWAI has not: (i) incurred any material obligation or liability, absolute or contingent, except those arising in the ordinary and usual course of its business; (ii) discharged or satisfied any lien or encumbrance, except in the ordinary and usual course of business, or paid or satisfied any liability, absolute or contingent, other than liabilities as of the Balance Sheet Date and current liabilities incurred since the Balance Sheet Date in the ordinary and usual course of business; (iiv) made any wage or salary increases or granted any bonuses other than wage and salary increases and bonuses granted in accordance with its normal salary increase and bonus policies; (iv) mortgaged, pledged or subjected to any lien or other encumbrance any of its properties or assets, or permitted any of its property or assets to be subjected to any lien or other encumbrance, except in the ordinary and usual course of business; (v) sold, assigned or transferred any of its properties or assets, except in the ordinary and usual course of business; (vi) entered into any transaction except in the ordinary course of its business; (vii) waived any rights of substantial value, or cancelled, modified or waived any indebtedness for borrowed money held by it, except in the ordinary and usual course of business; (viii) declared, paid or set aside any dividends or other distributions or payments on its capital stock, or redeemed or repurchased, or agreed to redeem or repurchase, any shares of its capital stock; (ix) made any loans or advances to any person, or assumed, guaranteed, endorsed or otherwise became responsible for the obligations of any person; or (x) incurred any indebtedness for borrowed money (except for endorsement, for collection or deposit of negotiable instruments received in the ordinary and usual course of business).

         4.09. Adverse Developments. Except as otherwise expressly provided or set forth in, or required by, this Agreement, since the Balance Sheet Date, to the best knowledge of BWAI, there have been no changes in the properties, operations or financial condition of BWAI, and no event has occurred other than in the ordinary and usual course of business which could be reasonably expected to have a materially adverse effect upon the business of BWAI.

         4.10. Taxes. BWAI delivered to Osicom true and complete copies of the Federal income tax returns on Form 1120 of the Corporation as filed with the Internal Revenue Service for each of the fiscal years ended May 31, 1994 and 1995, respectively. Except as set forth on Schedule 4.10, each of such returns was prepared in conformity with information contained in the books and records of BWAI and contains no untrue statement of a material fact or omits to state any fact required to make any such return correct and complete in all material respects. All taxes, including, without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes imposed by the United States, any state or any foreign country, or by any other taxing authority, which have or may have become due or payable by Osicom and all interest and penalties thereon, whether disputed or not, have been paid in full or adequately provided for by reserves shown in its books of account; all deposits required by law to be made by BWAI with respect to estimated income, franchise and employees' withholding taxes have been duly made; and all tax returns, including estimated tax returns, required to be filed have been duly filed. No extension of time for the assessment of deficiencies for any year is in effect. No deficiency is proposed or, to the knowledge of BWAI, after reasonable inquiry, threatened against BWAI. Schedule 3.10 sets forth a list of those states in which income, franchise or sales and use tax returns were filed by BWAI for the fiscal years ended May 31, 1994 and May 31, 1995, respectively.

         4.11. Ownership of Assets. Except as set forth in

Schedule 4.11, BWAI owns outright, and has good and marketable title to all of its assets, properties and business (including all assets reflected in the Balance Sheet, except as the same may have been disposed of in the ordinary course of business since the Balance Sheet Date), free and clear of all liens, mortgages, pledges, conditional sales agreements, restrictions on transfer or other encumbrances or charges (collectively, the "Encumbrances") except for Encumbrances arising by operation of law rather than by grant of BWAI (for example, tax liens and mechanics liens) in the ordinary course of BWAI's business for liabilities reflected in the Balance Sheet and not more than $100,000 in the aggregate. Schedule 3.11 sets forth a true and complete list and brief description of all patents, copyrights, trademarks, trade names and other similar intangible assets which are either owned by BWAI or in which it has an interest. Except as set forth on Schedule 3.11, no other person, firm or corporation has any proprietary or other interest in any such intangible assets. Such assets so owned or leased are, in the reasonable business judgment of BWAI, sufficient to permit BWAI to conduct its business as now conducted in all material respects. Except as set forth on Schedule 3.11, BWAI is not a party to or bound by any license or agreement requiring the payment to any person, firm or corporation of any royalty. BWAI, after reasonable inquiry, does know, or have reasonable grounds to know of any violation by others of the trademark, trade name or patent rights of BWAI. BWAI is not infringing upon any patent, copyright, trade name or trademark or otherwise is violating the rights of any third party with respect thereto, and no proceedings have been instituted or, to the knowledge of BWAI, after reasonable inquiry, are threatened, and no claim has been received by BWAI alleging any such violation.

         4.12. Insurance. Schedule 4.12 sets forth a list and brief description of all policies of fire, liability and other forms of insurance held by BWAI as of the date hereof. Except as set forth in Schedule 4.12, such policies are valid, outstanding and enforceable policies, as to which premiums have been paid currently. Except as set forth on Schedule 4.12, BWAI, after reasonable inquiry, does not know of any state of facts, or of the occurrence of any event which might reasonably form the basis for any claim exceeding $25,000 against BWAI not fully covered by insurance for liability on account of any express or implied warranty or tortious omission of commission.

         4.13. Litigation, Compliance with Law. Except as set forth on Schedule 4.13, there are no actions, suits, proceedings or governmental investigations relating to BWAI or to any of its properties, assets or businesses pending or, to the knowledge of BWAI, after reasonable inquiry, threatened, or any order, injunction, award or decree outstanding against BWAI or against or relating to any of its properties, assets or businesses. Except as set forth in Schedule 4.13, to the best knowledge of BWAI, BWAI is not in violation or any law, regulation, ordinance, order, injunction, decree, award or other requirement of any governmental body, court or arbitrator relating to its properties, assets or business which violation could have a material adverse effect on the Osicom.

         4.14. Real Property. Schedule 4.14 sets forth a brief description of all real property which is owned by, or leased to BWAI, including all material structures located hereon. BWAI owns outright the fee simple title in and to the real properties shown on Schedule 3.14 as being owned by it, free and clear of all claims, liens, mortgages, charges, or encumbrances of any nature whatsoever, except as otherwise described on Schedule 4.14. The real property leases described on Schedule 4.14 that relate to the leased properties described therein are now in full force and effect, and all material amounts payable thereunder have been paid. Except as set forth on Schedule 4.14, none of such leases could reasonably be expected to result in material liability for restoration of premises. All uses of such owned or leased property by BWAI conform, in all material respects, to all applicable building and zoning ordinances, laws, and regulations and, in the case of leased property, to all terms of the leases relating thereto.

         4.15. Agreements and Obligations; Performance. Except as listed and briefly described on Schedule 4.15 (the "Listed Agreements"), BWAI is not a party to, or bound by any: (i) written or oral agreement or other contractual commitment, understanding or obligation which involves aggregate payments or receipts in excess of $25,000; (ii) contract, arrangement, commitment or understanding which involves aggregate payments or receipts in excess of $25,000 that cannot be cancelled on thirty (30) days or less notice without penalty or premium or any continuing obligation or liability; (iii) contractual obligation or contractual liability of any kind to its shareholders; (iv) contract, arrangement, commitment or understanding with its customers or any officer, employee, shareholder, director, representative or agent thereof for the repurchase of products, sharing of fees, the rebating of charges to such customers, bribes, kickbacks from such customers or other similar arrangements;
(v) contract for the purchase or sale of any materials, products or supplies which contain, or which commits or will commit it for a fixed term; (vi) contract of employment with any officer or employee not terminable at will without penalty or premium or any continuing obligation of liability; (vii) deferred compensation, bonus or incentive plan or agreement not cancelable at will without penalty or premium or any continuing obligation or liability;
(viii) management or consulting agreement not terminable at will without penalty or premium or any continuing obligation or liability; (ix) lease for real or personal property (including borrowings thereon), license or royalty agreement;
(x) union or other collective bargaining agreement; (xi) agreement, commitment or understanding relating to the indebtedness for borrowed money; (xii) contract involving aggregate payments or receipts of $25,000 or more which, by its terms, requires the consent of any party thereto to the consummation of the transactions contemplated hereby; (xiii) contract containing covenants limiting the freedom of Osicom to engage or compete in any line or business or with any person in any geographical area; (xiv) contract or opinion relating to the acquisition or sale of any business; (xv) voting trust agreement or similar shareholders' agreement; (xvi) other contract, agreement, commitment or understanding which materially affects any of its properties, assets or business, whether directly or indirectly, or which was entered into other than in the ordinary course of business. Except as set forth on Schedule 4.15, BWAI has not during the last 36 months entered into any of the types of contracts, arrangements, commitments or understandings with any of its suppliers or customers referred to in item (iv) of this Section 3.15. A true and correct copy of each of the written listed Agreements, has been and delivered to Osicom. BWAI has in all material respects performed all obligations required to be performed by it to date under all of the Listed Agreements, is not in default in any material respect under any of the Listed Agreements and has received no notice of any default or alleged default thereunder which has not heretofore been cured or which notice has not heretofore been withdrawn. BWAI, after reasonable inquiry, knows of any material default under any of the Listed Agreements by any other party thereto or by any other person, firm or corporation bound thereunder.

         4.16. Permits and Licenses. Schedule 4.16 sets forth all permits, licenses, orders, franchises and approvals from all federal, state, local and foreign governmental regulatory bodies held by BWAI. BWAI has all permits, licenses, orders and approvals of all federal, state, local and foreign governmental or regulatory bodies required of it to carry on its business as presently conducted in all material respects; all such other permits, licenses, orders, franchises and approvals are in full force and effect, and to the knowledge of each of the Shareholders, after reasonable inquiry, no suspension or cancellation or any of such other permits, licenses, etc. is threatened; and BWAI and the Subsidiaries are each in compliance in all material respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies which have issued such permits, licenses, orders, franchises and approvals. Said Schedule 4.18 also sets forth a brief description of all vans, automobiles, trucks or other vehicles owned or leased by each of BWAI and the Subsidiaries and the state of title thereof.

         4.17. Interest in Assets. Except as set forth on Schedule 4.17, no shareholder of BWAI nor any member of his family nor any affiliate of a shareholder, owns any property or rights, tangible or intangible, including without limitation technology and intellectual property rights, used in or related, directly or indirectly, to the business of BWAI.

         4.18. Salary Information. Schedule 4.18 contains a list of the names and current salary rates of and bonus commitments to all present officers of BWAI, and the names and current annual salary rates of all other persons employed by BWAI whose annual salaries exceed $150,000.00.

         4.19. No Breach. Neither the execution and delivery of this Agreement nor compliance by BWAI with any of the provisions hereof nor the consummation of the transactions contemplated hereby, will:

                  (a) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of BWAI;

                  (b) violate or, alone or with notice of the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a material default under, the terms of any agreement or other document or undertaking, oral or written to which BWAI is a party or by which any of them or any of their respective properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which required waivers or consents by other parties have been, or will, prior to the Closing, be, obtained or which will not have a material adverse effect on BWAI);

                  (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of BWAI or any of the Subsidiaries pursuant to the terms of any such agreement or instrument;

                  (d) violate any judgment, order, injunction, decree or award against, or binding upon, any of BWAI, the Subsidiaries or any Shareholder or upon their respective properties or assets; or

                  (e) violate any law or regulation of any jurisdiction relating to either of BWAI or any of the Subsidiaries or any of their respective securities, assets or properties.

         4.20. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly with Osicom by BWAI without the intervention of any broker, finder, investment banker or other third party. BWAI has not engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on his or its behalf, directly or indirectly, as a broker or finder in connection with the transaction contemplated by this Agreement.

         4.21. Change of Name. BWAI has not conducted business under any name during the past three (3) years except those set forth on Schedule 4.21.

         4.22. Environmental. Except as set forth on Schedule 4.22, the current operations of BWAI and its current and, to the best knowledge of BWAI, its past use comply and then complied in all material respects with all applicable laws and governmental regulations including all applicable federal, state and local laws, ordinances, and regulations pertained to air and water quality, Hazardous Materials, waste, disposal or other environmental matters, including the Clean Water Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Resource Conservation Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, and the statutes, rules, regulations and ordinances or the state, city and country in which BWAI's property is located.

                                    ARTICLE V
                              PRE-CLOSING COVENANTS

         Osicom and BWAI hereby covenant that, from and after the date hereof, and until the Closing or earlier termination of this Agreement:

         5.01. Access. Each shall afford to the officers, attorneys, accountants and other authorized representatives of the other free and full access, during regular business hours and upon reasonable notice, to the books, records, personnel and properties of such corporation (including, without limitation, the work papers prepared by such corporation's auditors) so that the other may have full opportunity to make such review, examination and investigation as it may desire of the businesses and affairs. Each will cause its employees, accountants and attorneys to cooperate fully with said review, examination and investigation and to make full disclosure to Osicom of all material facts affecting their respective financial conditions and business operations.

         5.02. Conduct of Business. Each corporation shall conduct its business only in the ordinary and usual course and make no material change in any of their policies without the prior written consent of the other.

         5.03. Insurance. Each corporation shall maintain in force the insurance policies listed on Schedule 3.12 or 4.12, as the case may be, except to the extent that they may be replaced with equivalent policies at the same or lower rates approved by BWAI.

         5.04. Liabilities. Neither corporation shall incur any obligation or liability, absolute or contingent, except for those incurred in the ordinary and usual course of its business; nor shall it pay any obligation or liability other than: (i) the foregoing obligations and liabilities, (ii) debts, liabilities, and obligations set forth in its Balance Sheet; (iii) debts, liabilities and obligations arising after the Balance Sheet Date in the ordinary course of their respective businesses; and (iv) debts, liabilities and obligations under the contracts, agreements, past practices, arrangements, relationships, documents and instruments listed, described or contained in this Agreement or in the Schedules annexed to this Agreement.

         5.05. Preservation of Business. Each will use its best efforts to preserve its business organization intact, to keep available the services of their present officers, employees and consultants (except as the other may otherwise approve), and to preserve its goodwill.

         5.06. No Breach. Each will (i) use its best efforts to assure that all of its representations and warranties contained herein are true in all material respects of the Closing as if repeated at and occur with respect to any of its covenants, representations or warranties contained herein that has not been cured by the Closing; (ii) not voluntarily take any action or do anything which will cause a material breach of or default respecting such covenants, representations or warranties; and (iii) promptly notify each other of any event or fact which represents or is like to cause such a breach or default.

         5.07. No Negotiations. Neither corporation nor any of its officers or directors shall enter into or conduct negotiations, or enter into any agreement or understanding, for the sale or possible sale of any securities of such corporation or of the business or the assets of such corporation, with anyone other than the other unless the Closing shall not have occurred by September 30, 1996.

                                   ARTICLE VI
            CONDITIONS PRECEDENT TO THE OBLIGATIONS TO BWAI TO CLOSE

         The obligations of BWAI to enter into and complete the Closing is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by BWAI (except when the fulfillment of such condition is a requirement of law).

         6.01. Representations and Warranties. All representations and warranties of Osicom contained in this Agreement and in any written statement (including financial statements), exhibit, certificate, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

         6.02. Covenants. Osicom shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

         6.03. No Action. No action, suit, proceeding or investigation shall have been instituted, and be continuing before a court or before or by a governmental body or agency, and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby, or which might materially and adversely affect the right of BWAI to consummate the transactions contemplated hereby or to own or control the Osicom Stock after the Closing Date, or which might have a materially adverse effect thereon.

         6.04. Consents, Licenses and Permits. BWAI and Osicom shall have each obtained all consents, licenses and permits of third parties necessary for the performance by each of them of all of their respective obligations under this Agreement, and such other consents, if any, to prevent
(i) agreements of the Osicom from terminating, the termination of which, in the aggregate, would have a material adverse effect on the business, financial condition or assets of Osicom, or (ii) any material indebtedness of any of Osicom from becoming due or being subject to becoming due with the passage of time or on notice as a result of the performance of this Agreement, any other provisions of this Agreement to the contrary notwithstanding.

         6.05. Certificate. BWAI shall have received a certificate dated the Closing Date, signed by the President of Osicom as to the satisfaction of the conditions contained in Sections 6.01 and 6.02.

         6.06. Opinion. BWAI shall have received the written opinion of Osicom's counsel, dated the Closing Date, in form and substance satisfactory to BWAI and its counsel to the effect set forth on Exhibit 6.06 hereto.

         6.07. No Material Adverse Change. There shall have been no materially adverse change at the Closing Date in the business, assets and properties or financial status of Osicom since the Balance Sheet Date.

                                  ARTICLE VIII
                    CONDITIONS PRECEDENT TO THE OBLIGATION OF
                                 OSICOM TO CLOSE

         The obligation of Osicom to enter into and complete the Closing is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by Osicom (except when the fulfillment of such condition is a requirement of law).

         7.01. Representations and Warranties. All representations and warranties of BWAI contained in this Agreement and in any written statement, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

         7.02. Covenants. BWAI shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

         7.03. No Actions. No action suit, proceedings, or investigation shall have been instituted, and be continuing, before a court or before or by a governmental body or agency, or have been threatened, and be unresolved, by any governmental body or agency to restrain or prevent, or obtain damages in respect of, the carrying out of the transactions contemplated hereby.

         7.04. Consents, Licenses and Permits. BWAI and Osicom shall have each obtained all consents, licenses and permits of third parties necessary for the performance by each of them of all of their respective obligations under this Agreement, and such other consents, if any, to prevent (i) agreements of Osicom from terminating, the termination of which, in the aggregate, would have a material adverse effect on the business, financial condition or assets of Osicom, or (ii) any material indebtedness of any of Osicom from becomeing due or being subject to becoming due with the passage of time or on notice as a result of the performance of this Agreement, any other provisions of this Agreement to the contrary notwithstanding.

         7.05. Certificates. The Shareholders shall have received a certificate of BWAI,dated the Closing Date, signed by the Chief Executive Officer, President or any Vice President of BWA I as to the satisfaction of the conditions contained in Sections 7.01 and 7.02.

         7.06. Opinion. Osicom shall have received the written opinion of BWAI's counsel, dated the Closing Date, in form and substance satisfactory to Osicom and its counsel to the effect set forth on Exhibit 7.06 to this Agreement.

         7.07. No Material Adverse Change. There shall have been no materially adverse change at the Closing Date in the Business, assets and properties or financial status of Osicom since the Balance Sheet Date.

                                  ARTICLE VIII
                                     CLOSING

         8.01. Location. The Closing provided for herein shall take place at the office of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel, 99 Wood Avenue South, P.O. Box 5600, Woodbridge, New Jersey 07095 or at such other location as the parties agree, within two (2) business days following the approval of BWAI's stockholders as referred to in Section 1.04. Such date is referred to in this Agreement as the "Closing Date." The Closing will be effective as of June 1, 1996.

         8.02. Items to be Delivered by Osicom. At the Closing, Osicom will deliver or cause to be delivered to BWAI:

                  (a) Certificates representing the Osicom Shares in accordance with Section 1.02 hereof, accompanied by all instruments and documents as in the opinion of BWAI's counsel shall be necessary to effect the issue of the Shares, free and clear of all manner of liens, pledges, encumbrances, charges and claims thereon;

                  (b) The certificate required by Section 6.05;

                  (c) The opinion of Osicom's counsel as required by Section 6.06; and

                  (d) Such other certified resolutions, documents and certificates as are required to be delivered by Osicom pursuant to the provisions of this Agreement.

         8.03. Items to be Delivered by BWAI. At the Closing, BWAI will deliver or cause to be delivered to the Shareholders:

                  (a) The certificates representing the Shares to be conveyed pursuant to Section 1.01;

                  (b) The certificate required by Section 7.05;

                  (c) The opinion of BWAI's counsel as required by Section 7.06; and

                  (d) Such other certified resolutions, documents and certificates as are required to be delivered by BWAI pursuant to the provisions of this Agreement.

                                   ARTICLE IX

                             TERMINATION AND WAIVER

         9.01. Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions provided for herein abandoned at any time prior to the Closing Date:

                  (a) By mutual consent of BWAI and Osicom;

                  (b) By either party if any material legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated by this Agreement which makes it inadvisable, in the judgment of such party, to consummate same.

         In the event that this Agreement is terminated as described above, this Agreement shall be void and of no force and effect, without any liability or obligation on the part of any of the parties hereto except for any liability which may arise pursuant to Section 10.02.

         9.02. Waiver. Any condition to the performance of Osicom or BWAI which legally may be waived on or prior to the Closing Date may be waived at any time by the party entitled to the benefit thereof by action taken or authorized by an instrument in writing executed by the relevant party or parties. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party as a later time to enforce the same. No waiver by any party of the breach of any term, covenant, representation or warranty contained in this Agreement as a condition to such party's obligations hereunder shall release or affect any liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

         10.01. Expenses. Each of the parties hereto shall bear its own expenses in connection herewith.

         10.02. Confidential Information. Each party agrees that such party and its representatives will hold in strict confidence all information and documents received from the other parties and, if the transactions herein contemplated shall not be consummated, each party will continue to hold such information and documents in strict confidence and will return to such other party all such documents (including the documents annexed to this Agreement) then in such receiving party's possession without retaining copies thereof: provided, however, that each party's obligations under this Section 10.02 to maintain such confidentiality shall not apply to any information or documents that are in the public domain at the time furnished by the others or that become in the public domain thereafter through any means other than as a result of any act of the receiving party or of its agents, officers, directors or shareholders which constitutes a breach of this Agreement, or that are required by applicable law to be disclosed.

         10.03. Modification, Termination or Waiver. This Agreement may be amended, modified, superseded or terminated, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.

         10.04. Publicity. The parties agree that no publicity release or other public announcement concerning the transactions contemplated by this Agreement shall be issued by either party without the advance approval of both the form and substance of the same by the other party and its counsel, which approval, in the case of any publicity, release or other public announcement required by applicable law, shall not be unreasonably withheld or delayed.

         10.05. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by reputable overnight delivery service, or be mailed, certified or registered mail, postage prepaid, as follows:

               If to Osicom, to:

               2800 28th Street, Suite 100
               Santa Monica, CA 90405

               With a copy to:

               Greenbaum, Rowe, Smith,
                 Ravin, Davis & Himmel
               99 Wood Avenue South
               P.O. Box 5600
               Woodbridge, New Jersey 07095
               Attention:  W. Raymond Felton

               and if to BWAI, to:

               2800 28th Street, Suite 100
               Santa Monica, CA 90405

               With a copy to:

               Michael Sobel, Esq.
               1322 Benedict Canyon Drive

               Beverly Hills, California  90210-2020

         The parties may change the persons and addresses to which the notices or other communications are to be sent to it by giving written notice of any such change in the manner provided herein for giving notice.

         10.06. Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, however, that no assignment of any rights or delegation of any obligations provided for herein may be made by any party without the express consent of the other parties, and except that BWAI may assign this Agreement to our affiliate of BWAI.

         10.07. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof.

         10.08. Schedules. All Schedules annexed hereto and the documents and instruments referred to herein or required to be delivered simultaneously herewith or at the Closing are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein or in any of such Schedules, documents or instruments shall be deemed to refer to and include all such Schedules, documents and instruments.

         10.09. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed entirely within that state, excluding the choice of law rules thereof.

         10.10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

         10.11. Section Headings. The section headings contained in this Agreement are inserted for conveniences of reference only and shall not affect the meaning or interpretation of this Agreement.

         10.12. Legal Representation. Osicom is represented in the transactions contemplated by this Agreement by Greenbaum, Rowe, Smith, Ravin, Davis & Himmel. Although Greenbaum, Rowe, Smith, Ravin, Davis & Himmel has from time to time rendered legal services to BWAI, such firm is not representing BWAI in this transaction, and BWAI acknowledges that it has retained separate counsel with respect hereto.

         WITNESS the execution of this Agreement as of the date first above written.

                         BUILDERS WAREHOUSE ASSOCIATION,
                         INC.

                         By:     /s/Barry Witz
                               --------------------------
                         Name:      Barry Witz
                               --------------------------
                         Title:        CEO
                               --------------------------

                         OSICOM TECHNOLOGIES, INC.

                         By:     /s/Sharon Gill Chadha
                               --------------------------
                         Name:      Sharon Gill Chadha
                               --------------------------
                         Title:        CEO
                               --------------------------